Exhibit 99.1

Contacts: Investors: Mary Anne Lerma mlerma@webmd.net 212-624-3817	Media: Adam Grossberg agrossberg@webmd.net 212-624-3790

WEBMD PROVIDES FIRST QUARTER UPDATE; EXPECTS RESULTS TO BE

ABOVE HIGH END OF GUIDANCE

New York, NY (April 14, 2014) – WebMD Health Corp. (NASDAQ: WBMD), the leading source of health information, today announced that it expects first quarter results to exceed its previously provided financial guidance. WebMD also updated its full year 2014 guidance. WebMD’s financial guidance was previously provided on February 20, 2014.

For the first quarter of 2014, WebMD expects:

•	Revenue to be at the high end of the range previously provided;
•	Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) and net income to be slightly above the high end of the range.

For the full year 2014, WebMD expects to be in the top half of the ranges previously provided for revenue, Adjusted EBITDA and net income.

“The update to our guidance that we are providing today reflects recent improvements in our sales activity compared to our experience in the early weeks of 2014,” said David Schlanger, Chief Executive Officer of WebMD. “We are having very positive dialogue with our customers about how WebMD can help address their evolving business needs and we are continuing our investments in new product and service offerings to better serve those needs and realize future growth opportunities.”

Traffic Update

During the first quarter, traffic to the WebMD Health Network reached an average of 174 million unique users per month generating 3.5 billion page views for the quarter, increases of 32% and 26%, respectively, from the prior year.

Repurchase Program

As of the close of business on April 11, 2014, the amount available under WebMD’s existing stock repurchase program was $18 million. Under the repurchase program, WebMD may repurchase shares from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors.

As of the close of business on April 11, 2014, WebMD had approximately 38.8 million shares of its Common Stock outstanding (including approximately 1.0 million shares of unvested restricted stock).

Final Results to Be Released on April 30, 2014

The information in this release is preliminary. WebMD is completing its normal closing process and, as previously announced, will release its first quarter results on April 30, 2014, at approximately 4:00 p.m. (Eastern time) and will hold a conference call with investors and analysts to discuss its first quarter results and provide additional commentary at 4:45 p.m. (Eastern time) on that day. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicineHealth, RxList, theheart.org, Medscape Education and other owned WebMD sites.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our preliminary results for the three months ended March 31, 2014 (which reflect what we currently expect to report and are subject to adjustment); guidance on our future financial results and other projections or measures of our future performance; market opportunities and our ability to capitalize on them; and the benefits expected from new or expected contracts with customers, new or updated products or services and from other potential sources of additional revenue. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and other factors affecting their use of our products and services, including regulatory matters affecting their products; our ability to attract and retain qualified personnel; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings and this press release is intended to be read in conjunction with those filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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